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                                                                     Exhibit 8.4


                                                                    May 31, 2002


Proskauer Rose LLP
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

                  This certificate is supplied to you in connection with your rendering of an opinion regarding the accuracy of the description of the material federal income tax consequences to Price Communications Corporation ("PCC") and its subsidiary corporations and to the PCC shareholders of (i) the contribution (the "Contribution") of substantially all of the assets of Price Communications Wireless, Inc. ("PCW") to Verizon Wireless of the East LP ("New LP") in exchange for the assumption by New LP of PCW's liabilities and the receipt of a preferred limited partnership interest in New LP (the "PCW Interest") and (ii) the exchange (the "Exchange") of the PCW Interest for the common stock of Verizon Wireless, Inc. ("VWI") or Verizon Communications Inc. ("VCI"), which description is set forth under the caption "The Transactions--Federal Income Tax Consequences" in the Proxy Statement/Prospectus of Price Communications, New Limited Partnership and Verizon Communications on Form S-4 (File Nos. 333-82408 and 333-82408-01) (the "Registration Statement"), as filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. This certificate is also supplied to you in connection with your confirmation for purposes of the Registration Statement of your opinion dated December 18, 2001 regarding the federal income tax treatment of the Contribution and the Exchange (the "First Tax Opinion") as of the date hereof.

                  In order to enable you to issue your opinion, we hereby certify and represent that, if, in connection with the Exchange, the VCI common stock or VWI common stock and the other assets of PCC are distributed to the PCC shareholders in liquidation of PCC, PCC will be the transferor of the PCW Interest in the Exchange. We also hereby confirm as of the date hereof the representations made by us in our certificate dated December 18, 2001 in support of the First Tax Opinion, attached as Exhibit A hereto.

                  The undersigned recognizes that your opinion will be based on the representation set forth herein.

                                             PRICE COMMUNICATIONS CORPORATION


                                             By: /s/  Kim I. Pressman
                                                ----------------------
                                                Name: Kim I. Pressman
                                                Title: EVP & CFO


                                             PRICE COMMUNICATIONS CELLULAR INC.


                                             By: /s/  Kim I. Pressman
                                                ----------------------
                                                Name: Kim I. Pressman
                                                Title: EVP & CFO


                                             PRICE COMMUNICATIONS CELLULAR
                                             HOLDINGS, INC.


                                             By: /s/  Kim I. Pressman
                                                ----------------------
                                                Name: Kim I. Pressman
                                                Title: EVP & CFO





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